UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2007
NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN	333-28751	39-1580331

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
William Barrett, Chief Executive Officer, President and Chairman of the Board of Directors of Neenah Foundry Company and its parent, ACP Holding Company (collectively, the “Company”), has conveyed to the Company’s Board of Directors his desire to transition into the role of Executive Chairman of the Company by the end of the year. Accordingly, the Company has initiated a search for a successor to Mr. Barrett as President and Chief Executive Officer. Mr. Barrett expects to remain in his current position until a successor is found and then proceed with an orderly transition into his new role. Mr. Barrett will retain his position as Chairman of the Board, and in his new role of Executive Chairman he will remain actively involved in helping to develop corporate strategy, maintaining key relationships with suppliers and investors, and focusing on specific projects and assignments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH FOUNDRY COMPANY
Date: February 23, 2007	/s/ Gary W. LaChey
	Name:	Gary W. LaChey
	Title:	Corporate Vice President - Finance

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